WEB PRESS CORPORATION

                     22023 68th Avenue South

                     Kent, Washington  98032
        _________________________________________________

            Notice of Annual Meeting of Stockholders

                    to be held June 27, 1997
        _________________________________________________


To Our Stockholders:

The  Annual  Meeting of the stockholders of Web Press Corporation
(the  "Company") will be held at the Company's offices  at  22023
68th Avenue South, Kent, Washington at 10:00 a.m., local time, on
Friday, June 27, 1997, for the following purposes:

          1. To elect three persons to the Board of Directors of the Company to serve until the election of their successors now scheduled to occur at the 1998 Annual Meeting of the stockholders;

          2. To transact such other business as may properly come before the meeting.

A proxy statement containing information regarding the above item appears on the following pages. The Company's 1996 Annual Report is enclosed.

The record of stockholders entitled to receive notice of and to vote at the Annual Meeting was determined as of the close of busi ness on May 16, 1997.

We have enclosed a proxy card which will enable you to vote your shares on the issues to be considered at the meeting. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and then return it to the Company in the enclosed en velope as soon as conveniently possible. If you wish to vote in favor of the agenda item in accordance with the Board of Director's recommendation, you need not mark your vote on the proxy but need only sign, date, and return it to the Company.

Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                         By Order of the Board of Directors,


                         /s/Craig L. Mathison
                         Craig L. Mathison
                         Secretary


May 30, 1997
Kent, Washington



________________________________________________________________

                     YOUR VOTE IS IMPORTANT!

   Please mark, date and sign the enclosed proxy and promptly return it to the Company in the enclosed envelope.

________________________________________________________________

                      WEB PRESS CORPORATION
                     22023 68th Avenue South
                     Kent, Washington  98032


                            --------


                  PROXY STATEMENT FOR THE 1997
               ANNUAL MEETING OF THE STOCKHOLDERS




INTRODUCTION

The 1997 Annual Meeting of stockholders of Web Press Corporation (herein called either "Web Press" or the "Company") will be held at 10:00 a.m., local time, on Friday, June 27, 1997, at the Company's offices at 22023 68th Avenue South, Kent, Washington.

This proxy statement is being distributed at the direction of the Company's Board of Directors and provides information concerning the proposal on which stockholders are entitled to vote at the Annual Meeting. The Company intends to commence distribution of this proxy statement and the materials which accompany it on June 2, 1997. Except as otherwise expressly indicated, all informa tion herein is provided as of May 16, 1997. Solicitation pur suant to this proxy statement may be followed by personal solicitation of certain stockholders by management.

Each stockholder of record is invited to use the proxy card which accompanies this proxy statement to vote on (or to abstain from voting on) the proposal to be presented at the Annual Meeting. For the reasons indicated elsewhere in this proxy statement, Web Press' Board of Directors recommends that stockholders vote FOR the agenda item on the proxy card. A stockholder who desires to vote on the matter in accordance with the Board's recommendation need, however, only date, sign and return the enclosed proxy card. The Company requests that the dated and signed proxy be returned as soon as possible.

The record of stockholders entitled to receive notice of and to vote at the Annual Meeting was determined as of the close of busi ness on May 16, 1997 (herein called the "record date"). At that time, 3,105,413 shares of Web Press common stock were outstand ing. Each share of the common stock entitles its holder to one vote.

ELECTION OF DIRECTORS

The Company's Board of Directors has nominated three individuals for election to the Board to serve until the 1998 annual stock holders' meeting or until their successors are elected and qualified. The nominees are G.B. Palmer, R.M. Sprague, and P.F. Dunn. All of the nominees are presently members of the Board. If, on account of death or any other unforeseen contingency, any of such nominees should not be available for election, then the Board of Directors will either (i) reduce the size of the Board to eliminate the position for which the person was nominated or
(ii) nominate a new candidate for election to the Board in place of the person unable to serve and vote in favor of the new candidate all shares covered by management proxies on which authority to vote for management nominees has not been generally withheld. Any such changes will be announced at the Annual Meeting but no advance notice of such change will be mailed or otherwise provided to the stockholders.

Management recommends that you vote for the nominees named above for election to the Board of Directors.

The Board has determined that three directors (two outside direc tors and one member of management) are adequate, and the Board does not intend, at this time, to increase the size of the Board to the maximum of nine members allowed by the Company's By-laws.

The following table identifies the three persons nominated by the Board of Directors for election to the Board at the 1997 Annual Meeting and with respect to each person named shows: (i) his age; (ii) his principal business experience during the past five years (including all positions and offices held with the Company); and (iii) the year in which he first became a member of the Board of Directors.

                         Experience during            Director
Name               Age   Past Five Years               Since
____               ___   _________________            ________

G.B. Palmer         49   General Manager since         12/20/96
                         December 20,1996.
                         Director of Manufacturing
                         since September, 1990.

R.M. Sprague        57   Founder and owner             1/30/97
                         Sprague Metal Co.,
                         a manufacturer of
                         sheet metal products.


P.F. Dunn           48   Tax Manager with the State    2/25/97
                         and Local Division,
                         The Boeing Company.

FUNCTIONS AND MEETINGS OF THE BOARD OF DIRECTORS
AND ITS COMMITTEES

The Board of Directors has the ultimate authority for the manage ment of the Company's business and objectives. The Board selects the Company's executive officers, delegates responsibilities for the conduct of Company operations to those officers, and monitors their performances. The Board of Directors, which consisted of Directors W.R. Marcouiller, W.F. Carmody, and G.C. Sanborn, Jr., held two meetings during 1996. Each director attended more than 75% of the total board and committee meetings. Directors Marcouiller, Carmody, and Sanborn all subsequently resigned their positions on the Board. Their successors, G.B. Palmer, R.M. Sprague, and P.F. Dunn held a board meeting in February, 1997.

A number of important functions of the Board of Directors are per formed by the committees which are comprised solely of members of the Board. The Board has designated two committees: an Audit Com mittee and a Compensation Committee. The Board as a whole ap points members to these committees, from among the outside direc tors, at the first meeting of the Board which occurs after the election to the Board of Directors. The Board retains the power to change at any time the authority or responsibility delegated to each committee or the members serving on such committee.

The  Audit  Committee performs the following principal functions:
It recommends to the Board of Directors the firm of independent public accountants to audit the Company's financial statements for each fiscal year; reviews with the Company's independent auditors the general scope of their audit services; reviews the nature and extent of the non-audit services supplied by the Company's independent auditors; reviews with the independent auditors the results of their audit; reviews reports and recommen dations made to the Committee by company personnel and by inde pendent auditors; reviews programs to monitor accounting prac tices and the effectiveness of internal accounting controls; reviews exceptions to such programs as are brought to its atten tion; approves the fees for services rendered by the independent auditors; and consults with management as it deems appropriate on the results of its reviews. The current members of the audit com mittee are P.F. Dunn and R.M. Sprague. The Committee, which did not include any of the current members, met once in 1996.

The Compensation Committee reviews remuneration and recommends to the Board of Directors any changes in remuneration (including salaries, options, commissions, bonuses, fringe benefits, and in centive compensation) for the officers and managers of the Com pany. The current members of the Compensation Committee are R.M. Sprague and P.F. Dunn. The Committee, which did not include any of the current members, met once in 1996.

The Board of Directors does not have a standing committee respon sible for nominating persons to become directors.

MANAGEMENT RENUMERATION AND TRANSACTIONS

The following table sets forth the aggregate total cash compensa tion accrued during the fiscal years ended December 31, 1996, 1995, and 1994 for the Chief Executive Officer of the Company.

                       Annual Compensation
                       ___________________
Name and Principal       Salary   Bonus    Long-Term      All Other
    Position        Year  ($)      ($)    Compensation   Compensation

W.R. Marcouiller    1996 168,301 25,763       0          400,000 (1)
 President/General  1995 164,145 64,416       0              0
 Manager and        1994 159,970    0         0              0
 Director
(Retired December 20, 1996)

G.B. Palmer         1996  55,000     0         0              0
(General Manager/Director effective December 20, 1996.)


(1) On December 20, 1996, Mr. Marcouiller retired as President/General Manager of the Company and resigned as a Director of the Company. His employment agreement with the Company stipulated that a payment of $400,000 would be due him upon termination of his employment. That amount is included in All Other Compensation.


The registrant and Mr. Marcouiller entered into a separation agreement on March 5, 1997. Under terms of the agreement, the Company is to pay Mr. Marcouiller a performance bonus of 12.5% of the pre-tax earnings of the Company for the six month period ending June 30, 1997.

Directors who are not employees of the Company are paid $50 per meeting and $300 per year for participation on the audit or com pensation committees.

No officer, director, nominee or associate of any officer, direc tor, or nominee was indebted to the Company in an amount in ex cess of $60,000 at any time during the fiscal year ended
December 31, 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's Compensation Committee regularly meets once each year and holds special meetings as required. The Committee is currently composed of two outside directors, R.M. Sprague, its Chairman, and P.F. Dunn. The Committee is responsible for reviewing and approving compensation and benefit programs that cover officers and key executives of the Company. This includes oversight of salary levels and salary changes for corporate of ficers, annual bonus plan award and payment decisions, stock op tions, change of control agreements, and any other forms of remuneration. In addition, the Committee evaluates performance of management, considers management succession, and deals with other matters related to senior management.

The Committee, in reviewing compensation packages including salaries, commissions, bonuses and stock options for its officers and key executives, uses periodic compensation surveys by such consulting firms as Milliman & Robertson Consulting, Washington Employer's, and Panel's Officer Compensation Report. It also considers S.E.C. and annual report information concerning compensation received by officers of similar companies, as well as information received from executive placement firms.

The Company's Vice President of Sales receives commission income only, but is permitted to draw against commissions during the course of the year.

The remainder of the officers and directors are under no formal compensation agreements but all are paid based on the competency, skills, and experience required by their positions. The Compensation Committee has determined that all are being compensated reasonably and fairly.

The Compensation Committee expects that all compensation paid by the Company to its executive officers will be within the limits of deductibility under Section 162(m) of the Internal Revenue
Code.

(The   foregoing   report  was  furnished  by  Messrs.   Sprague
(Chairman) and Dunn.)

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's Midcap 400 Index and the Standard & Poor's Machinery-Diversified Index for the period of five years commencing December 31, 1991 and ending December 31, 1996. The graph assumes that $100 was invested on December 31, 1990 in each of the Company's Common Stock, the Standard & Poor's Midcap 400 Index and the Standard & Poor's Machinery-Diversified Index and that all dividends were rein vested. This data was furnished by Standard & Poor's Compustat Services, Inc.

Note that "Stockholders' Return" is measured by changes in the market price of stock adjusted for dividends paid. Since Web Press Corporation stock is very thinly traded, the market price of its stock does not, in management's opinion, accurately reflect the performance of the Company.

The  printing press manufacturing industry has been in a  severe
recession.   Web's performance should be measured against  other
companies in that industry; however, figures for Web's com-petitors are not available. The Standard & Poor's figures are believed to be the most nearly comparable, but they obviously do not provide a direct comparison with companies in the printing press manufacturing industry.

                            Annual Return Percentage
                                YEARS ENDING
                       __________________________________
Company/Index          Dec-92 Dec-93 Dec-94 Dec-95 Dec-96
                       ______ ______ ______ ______ ______
WEB PRESS CORP         -21.67  0.00  -32.62 68.42  17.19
S&P MIDCAP 400          2.04  48.07  -2.66  23.41  24.64
INDEX
MACHINERY              11.91  13.95  -3.58  30.94  19.20
(DIVERSIFIED)


                           Indexed Returns
                            YEARS ENDING
                 ________________________________________
Company/Index    Dec-91 Dec-92 Dec-93 Dec-94 Dec-95 Dec-96
WEB PRESS CORP    100    78.33  78.33  52.78  88.89 104.17
S&P MIDCAP 400    100   102.04 151.09 147.07 181.50 226.22
INDEX
MACHINERY         100   111.91 127.53 122.96 161.00 191.91
(DIVERSIFIED)


Assumes that the value of the investment in Web Press Corp. common stock and each index stock was $100 on December 31, 1991 and that all dividends were reinvested.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 16, 1997, information with respect to the beneficial ownership of common stock of the Company by each person who is known by the Company to have owned beneficially more than 5% of the Company's common stock, and by each of its executive officers and directors, and by its executive officers and directors as a group:



                                                        Percent
Name and Address              Shares Owned              of Class

W. R. Marcouiller
9140 S.E. 54th
Mercer Island, WA              1,837,500 (1)             59.17%

W. F. Carmody
10826 Auburn Ave. S.
Seattle, WA  98178               155,800 (2)              5.02

R. M. Sprague
417 Milwaukee Blvd. N.
Pacific, WA  98047                53,200                  1.71

G. B. Palmer
285 Mt. Rainier Pl. NW
Issaquah, WA  98027                    0                    *

P. F. Dunn
9768 Waters Ave S.
Seattle, WA  98118                     0                    *

C. L. Mathison
4504 SW Director Pl.
Seattle, WA  98136                     0                    *

C. A. Gath
640 Jasminie Pl N.W.
Issaquah,  WA  98027               6,000 (3)                *

All directors and
  officers as a group
  (5 persons)                     59,200                  1.9%

      *   Less than 1%.

     (1)   Does not include 214,500 shares (6.91%) owned by  Mr.
Marcouiller's adult children as to which he disclaims beneficial ownership.

     (2)    Includes  800  shares  held  as  custodian  for  Mr.
Carmody's child as to which he disclaims beneficial ownership.




     (3) Includes 1,000 shares held as custodian for Mr. Gath's grandchild as to which he disclaims beneficial ownership.
Mr. Gath is the Company's Vice President of Sales.


R.M. Sprague, a Director of the Company and owner of Sprague Metal Company, has an ongoing relationship with the Company as a supplier of sheet metal products and other miscellaneous parts. This relationship is expected to continue in the future. During the fiscal year ended December 31, 1996, the Company purchased parts costing $162,494 from the Sprague Metal Company. The Company's management negotiates purchase orders and prices for the items purchased. Management believes the prices paid are competitive with other sources.

APPOINTMENT OF AND SERVICES PERFORMED
BY INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton audited the Company's financial statements for the year ended December 31, 1996. This firm has audited the con solidated financial statements of the Company since 1994. A representative of the firm will be present at the Annual Meeting with the opportunity to make a statement if he/she so desires, and will be available to respond to appropriate questions raised orally at the meeting or submitted to the Company's Secretary before the meeting.

With the recommendation of the Audit Committee, the Board of Directors has appointed Grant Thornton to audit the Company's financial statements for the year ending December 31, 1997.

In   addition  to  auditing,  Grant  Thornton  performed  other professional services for the Company during 1996.


GENERAL INFORMATION

                     Quorum and Adjournments
                     _______________________

A majority of the voting power represented by the common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting of stockholders. All management proxies grant authority to vote the shares covered thereby: (i) to adjourn the Annual Meeting of stockholders until a quorum can be obtained or for any other reason deemed desirable by management; (ii) to set the time at which the meeting will be held after any such adjournment; and (iii) on all issues which come up for vote at the meeting whenever it is held after any such adjournment.

      Voting of Proxies Solicited by the Board of Directors
      _____________________________________________________

All shares of common stock represented by any proxy card in the accompanying form which is completed as directed on the accompanying proxy card or in any other manner reasonably satisfactory to the Company and which is received by the Company in time to permit voting (a "management proxy") will be voted as directed on such proxy and, in the absence of such directive, will be voted FOR the election as directors of the Company of the persons nominated by the Board of Directors. Under applicable law, the three persons who receive the greatest number of votes cast for election of directors will be elected. Abstention from voting for one or more directors will have the practical effect of voting against such director or directors since it will mean fewer votes for approval. Broker non-votes will have the same effect.

Management of the Company does not know of any matter which will be presented for action at the 1997 Annual Meeting in addition to the matter identified in this proxy statement. All shares covered by management proxy will be voted with respect to any other matter not described in this proxy statement, which is properly brought before the meeting, in accordance with the judgment of the proxies.

                     Revocability of Proxies
                     _______________________

Any proxy may be revoked by the person or persons giving it at any time before it has been exercised at the meeting by giving notice of revocation to the Company's Secretary in writing or by voting by ballot at the meeting.

      Section 16(a) Beneficial Ownership Report Compliance
      ____________________________________________________

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that certain of the Company's officers and directors, and persons who own more than ten percent of a regis tered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Ex change Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, the Company believes that, in 1996, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                       Solicitation Costs
                       __________________

This proxy statement has been issued in connection with the solicitation of proxies by the Board of Directors. The Company will pay the cost of the preparation and mailing of this proxy statement and all other costs in this proxy solicitation.

                   1998 Stockholder Proposals
                   __________________________

In order for a proposal by any stockholder to be included in the proxy statement and form of proxy which will be issued by the Company in connection with the 1998 Annual Meeting of stockholders, the proposal (i) must be delivered in writing to the Company's Secretary at 22023 68th Ave., South, Kent, Washington, 98032 not later than February 28, 1998 and (ii) must satisfy the conditions established by the Securities and Exchange Commission as necessary to entitle such proposal to be included in the proxy statement and form of proxy.

                     Reports to Stockholders
                     _______________________

The Company has mailed this proxy statement and a copy of its 1996 Annual Report to each stockholder entitled to vote at the meeting. Included in the 1996 Annual Report are the Company's consolidated financial statements for the fiscal year ended December 31, 1996.


A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO THE SECRETARY/TREASURER, WEB PRESS CORPORATION, 22023 68TH AVE., SOUTH, KENT, WASHINGTON, 98032.

                         By order of the Board of Directors,



                         /s/ Craig L. Mathison
                         CRAIG L. MATHISON
                         Secretary



May 30, 1997
Kent, Washington